Exhibit 99.1

TransAct Technologies Reports Preliminary Fourth Quarter and Full Year 2023 Financial Results

2023 Fourth Quarter Net Sales of $13.3 Million, down 26% on a Year-Over-Year Basis

Quarterly Food Service Technology (“FST”) Sales of $4.7 Million, up 54% on a Year-Over-Year Basis

Quarterly Casino and Gaming Sales of $4.2 Million, down 62% on a Year-Over-Year Basis

Hamden, CT – March 12, 2024 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the fourth quarter and full year ended December 31, 2023.

“This was a year of change here at TransAct, and I believe that the organization has emerged from this transition stronger, more efficient, and operationally more effective,” said John Dillon, Chief Executive Officer of TransAct. “On the FST side, we believe that we now have the right team in the right places selling to enterprise-level organizations with our new BOHA! Terminal 2, which has seen a solid reception from customers and prospects so far. We added twelve new logos to our BOHA! platform in the fourth quarter and sold 1,235 terminals, and believe that we have the opportunity to build momentum throughout the course of 2024.”

Fourth Quarter 2023 Financial Highlights

•	Net Sales: Net sales for the fourth quarter of 2023 were $13.3 million, down 26% compared to $18.0 million for the fourth quarter of 2022.

•	FST Recurring Revenue: FST recurring revenue for the fourth quarter of 2023 was $3.2 million, up 33% compared to $2.4 million for the fourth quarter of 2022.

•	Gross Profit: Gross profit for the fourth quarter of 2023 was $6.4 million, resulting in gross margin of 48.0%, compared to gross profit of $8.2 million for the fourth quarter of 2022, which delivered a 45.8% gross margin.

•	Operating income (loss): Operating loss for the fourth quarter of 2023 was $(0.5) million, compared to operating income of $0.5 million for the fourth quarter of 2022.

•	Net income (loss): Net loss for the fourth quarter of 2023 was $(62) thousand, or $(0.01) per diluted share, based on 10.0 million weighted average common shares outstanding. Net income for the comparable 2022 period was $260 thousand, or $0.03 per diluted share, based on 9.9 million weighted average common shares outstanding.

•	EBITDA: EBITDA was $0.3 million for the fourth quarter of 2023, compared to $1.0 million for the fourth quarter of 2022.

•	Adjusted EBITDA: Adjusted EBITDA was $0.6 million for the fourth quarter of 2023, compared to $1.3 million for the fourth quarter of 2022.

Full Year 2023 Financial Highlights

•	Net Sales: Net sales for the full year 2023 were $72.6 million, up 25% compared to $58.1 million for the full year 2022.

•	FST Recurring Revenue: FST recurring revenue for the full year 2023 was $11.1 million, up 28% compared to $8.7 million for the full year 2022.

•	Gross Profit: Gross profit for the full year 2023 was $38.4 million, resulting in gross margin of 52.9%, compared to gross profit of $24.4 million for the full year 2022, which delivered a 42.0% gross margin.

•	Operating income (loss): Operating income for the full year 2023 was $5.7 million, compared to an operating loss of $(7.7) million for the full year 2022.

•	Net income (loss): Net income for the full year 2023 was $4.7 million, or $0.47 per diluted share, based on 10.0 million weighted average common shares outstanding. Net loss for the full year 2022 was $(5.9) million, or $(0.60) per diluted share, based on 9.9 million weighted average common shares outstanding.

•	Adjusted net income (loss): Adjusted net income for the full year 2023 was $5.9 million, or $0.59 per diluted share. Adjusted net loss for the full year 2022 was $(5.9) million, or $(0.60) net loss per diluted share.

•	EBITDA: EBITDA was $7.6 million for the full year 2023, compared to an EBITDA loss of $(6.4) million for the full year 2022.

•	Adjusted EBITDA: Adjusted EBITDA was $10.0 million for the full year 2023, compared to an Adjusted EBITDA loss of $(5.2) million for the full year 2022.

Recent Development

The Company announced that it engaged a strategic advisor to assist in determining the best long-term strategy for its business.

2024 Financial Outlook

•	Total Net Sales: The Company currently expects full year 2024 total net sales of between $53 million and $58 million.

•	Total Adjusted EBITDA: The Company currently expects full year 2024 total adjusted EBITDA to be approximately breakeven.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

2023 Fourth Quarter and Full Year Conference Call and Webcast

TransAct is hosting a conference call and webcast today, March 12, 2024, beginning at 4:30 p.m. ET to discuss the Company’s preliminary fourth quarter and full year 2023 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13744766 (domestic or international). Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the $1.5 million severance charge related to the resignation of the Company’s former Chief Executive Officer) that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special items that are not reflective of the normal results of the business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for (1) share-based compensation, (2) the $1.5 million severance charge related to the resignation of the Company’s former Chief Executive Officer and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. The Company also adjusts for the severance charge related to the resignation of the Company’s former Chief Executive Officer because the Company believes this charge does not reflect the ordinary earnings of the Company’s operations. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) is defined as net income (loss) adjusted for (1) the $1.5 million severance charge related to the resignation of the Company’s former Chief Executive Officer and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. A reconciliation of adjusted net income (loss) to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) per diluted share is defined as adjusted net income (loss) divided by diluted shares outstanding. A reconciliation of adjusted net income (loss) per diluted share to net income (loss) per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.9 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2024 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!™, AccuDate™, Epic Edge®, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2023. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2023. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2023, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release may be forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as "may", "will", "could", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "predict”, "design" or "continue", or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources, difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, inflation and the Russia/Ukraine and Middle East conflicts, an inability of our customers to make payments on time or at all, diversion of management attention, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully grow our business in the food service technology market; risks associated with the pursuit of strategic initiatives and business growth; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars, supply chain disruptions or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands, except per share data)

Net sales	$13,265	$17,958	$72,631	$58,139
Cost of sales	6,894	9,739	34,231	33,727
Gross profit	6,371	8,219	38,400	24,412

Operating expenses:
Engineering, design and product development	2,159	2,130	9,442	8,570
Selling and marketing	2,096	2,602	9,934	11,326
General and administrative	2,638	2,993	13,318	12,193
	6,893	7,725	32,694	32,089
Operating (loss) income	(522)	494	5,706	(7,677)

Interest and other income (expense):
Interest, net	(48)	(63)	(255)	(208)
Other, net	474	151	452	(16)
	426	88	197	(224)

(Loss) income before income taxes	(96)	582	5,903	(7,901)
Income tax benefit (expense)	34	(322)	(1,155)	1,965
Net (loss) income	$(62)	$260	$4,748	$(5,936)

Net (loss) income per common share:
Basic	$(0.01)	$0.03	$0.48	$(0.60)
Diluted	$(0.01)	$0.03	$0.47	$(0.60)

Shares used in per share calculation:
Basic	9,958	9,912	9,951	9,905
Diluted	9,958	9,921	10,021	9,905

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands)

Food service technology	$4,714	$3,054	$16,308	$12,364
POS automation	1,577	2,959	6,922	10,659
Casino and gaming	4,190	10,999	41,192	30,029
TransAct Services Group	2,784	946	8,209	5,087
Total net sales	$13,265	$17,958	$72,631	$58,139

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	December 31,	December 31,
	2023	2022
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$12,321	$7,946
Accounts receivable, net	9,824	13,927
Employee retention credit receivable	-	1,500
Inventories	17,759	12,028
Other current assets	1,095	724
Total current assets	40,999	36,125

Fixed assets, net	2,421	2,781
Right-of-use assets, net	1,602	2,488
Goodwill	2,621	2,621
Deferred tax assets	6,304	7,327
Intangible assets, net	88	242
Other assets	163	248
	13,199	15,707
Total assets	$54,198	$51,832

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$2,250	$2,250
Accounts payable	4,431	7,395
Accrued liabilities	4,947	4,077
Lease liabilities	929	875
Deferred revenue	1,079	1,329
Total current liabilities	13,636	15,926

Deferred revenue, net of current portion	209	143
Lease liabilities, net of current portion	720	1,683
Other liabilities	219	218
	1,148	2,044
Total liabilities	14,784	17,970

Shareholders’ equity:
Common stock	140	139
Additional paid-in capital	57,055	56,282
Retained earnings	14,378	9,630
Accumulated other comprehensive loss, net of tax	(49)	(79)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	39,414	33,862
Total liabilities and shareholders’ equity	$54,198	$51,832

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended December 31, 2023
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$6,893	$-	$6,893
% of net sales	52.0%		52.0%

Operating loss	(522)	-	(522)
% of net sales	(3.9)%		(3.9)%

Interest and other income	426	-	426
Loss before income taxes	(96)	-	(96)
Income tax benefit	34	-	34
Net loss	(62)	-	(62)
Net loss per common share:
Basic	$(0.01)	$-	$(0.01)
Diluted	$(0.01)	$-	$(0.01)

(1)	No adjustments.

	Three months ended December 31, 2022
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$7,725	$-	$7,725
% of net sales	43.0%		43.0%

Operating income	494	-	494
% of net sales	2.8%		2.8%

Interest and other income	88	-	88
Income before income taxes	582	-	582
Income tax (expense)	(322)	-	(322)
Net income	260	-	260
Net income per common share:
Basic	$0.03	$-	$0.03
Diluted	$0.03	$-	$0.03

(2)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Year ended December 31, 2023
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$32,694	$(1,461)	$31,233
% of net sales	45.0%		43.0%

Operating income	5,706	1,461	7,167
% of net sales	7.9%		9.9%

Interest and other income	197	-	197
Income before income taxes	5,903	1,461	7,364
Income tax (expense)	(1,155)	(303)	(1,458)
Net income	4,748	1,158	5,906
Net income per common share:
Basic	$0.48	$0.12	$0.60
Diluted	$0.47	$0.12	$0.59

(3)	Adjustment includes a severance charge of $1,461 incurred in April 2023 related to the resignation of the Company’s former Chief Executive Officer.

	Year ended December 31, 2022
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$32,089	$-	$32,089
% of net sales	55.2%		55.2%

Operating loss	(7,677)	-	(7,677)
% of net sales	(13.2)%		(13.2)%

Interest and other expense	(224)	-	(224)
Loss before income taxes	(7,901)	-	(7,901)
Income tax benefit	1,965	-	1,965
Net loss	(5,936)	-	(5,936)
Net loss per common share:
Basic	$(0.60)	$-	$(0.60)
Diluted	$(0.60)	$-	$(0.60)

(4)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
	(In thousands)

Net (loss) income	$(62)	$260	$4,748	$(5,936)

Interest expense, net	48	63	255	208
Income tax (benefit) expense	(34)	322	1,155	(1,965)
Depreciation and amortization	386	348	1,489	1,332

EBITDA	338	993	7,647	(6,361)

Share-based compensation expense	249	287	860	1,155
Severance charge related to resignation of the Company’s former Chief Executive Officer	-	-	1,461	-

Adjusted EBITDA	$587	$1,280	$9,968	$(5,206)